Registration No. 333-_______


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM S-3
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


                            UNIFI, INC.
      (Exact name of registrant as specified in its charter)

          New York                                     11-2165495
  (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)               Identification No.)

                   7201 West Friendly Avenue
                 Greensboro, North Carolina 27410
                          (910) 294-4410
        (Address, including zip code, and telephone number,
  including area code, of registrant's principal executive offices)

                       WILLIS C. MOORE, III
         Senior Vice President and Chief Financial Officer
                            Unifi, Inc.
                     7201 West Friendly Avenue
                 Greensboro, North Carolina 27410
                          (910) 294-4410
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copy to:
                         R. DOUGLAS HARMON
                  Smith Helms Mulliss & Moore, L.L.P.
                        214 North Church Street
                     Charlotte, North Carolina 28202
                          telephone (704) 343-2000
                          fax (704)358-0252

 Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration
  Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
  check the following box.   XXX

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                  CALCULATION OF REGISTRATION FEE

                               Proposed      Proposed
  Title of each                Maximum       Maximum
   class of        Amount      Offering     Aggregate       Amount of
  securities to    to be        Price        Offering      Registration
  be registered   Registered   Per Unit       Price            Fee

  Common Stock     561,873       (1)     $20,859,535.13(2)    $6,322
                    Shares

    (1)   Not applicable.
    (2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. On November 13, 1997, the closing average of the high and low price of Unifi, Inc. Common Stock on the New York Stock Exchange, Inc. was $37.125 per share.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Note**  Red Herring language

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



          Subject to completion, dated November 19, 1997

                            UNIFI, INC.

                          561,873 SHARES

                           COMMON STOCK



    This Prospectus relates to the registration of 561,873 shares (the "Shares") of Common Stock (the "Common Stock") of Unifi, Inc. ("Unifi" or the "Company"). The Shares may be offered and sold from time to time for the account of certain shareholders of the Company (the "Selling Shareholders"). The Shares were issued to the Selling Shareholders in a private placement made in connection with the acquisition by the Company of SI Holding Company ("SI Holding"). The Shares may be offered and sold in transactions on the New York Stock Exchange, Inc. ("NYSE"), in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

    Resales of the Shares by the Selling Shareholders are subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Selling Shareholders and any brokers, dealers or agents that participate with any of the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "The Selling Shareholders" and "Plan of Distribution."

    Unifi will not receive any of the proceeds from the sale of the Shares, but will bear all expenses incurred in effecting the registration of the Shares, including all registration and filing fees, printing expenses, the legal fees of counsel to Unifi and the legal fees of counsel to the Selling Shareholders up to an aggregate of $7,500. The Selling Shareholders will bear all brokerage or underwriting expenses or commissions, if any, applicable to the Shares and any other fees and expenses not paid by the Company.

    The Common Stock is traded on the NYSE under the symbol "UFI." On November 17, 1997, the last reported sale price of the Common Stock on the NYSE was $37.0625 per share.

                            Underwriting
                 Price       Discounts       Proceeds       Proceeds
                  to            and         to Selling        to
                Public      Commissions    Shareholders     Company
   ---------   --------   --------------  --------------  ------------
   Total Per   See Text       See Text       See Text       See Text
    Share       Above          Above          Above          Above


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
   OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                         CRIMINAL OFFENSE.

           The date of this Prospectus is ___________, 1997



                       AVAILABLE INFORMATION

    Unifi is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a corporation with a class of securities registered pursuant to Section 12(b) thereof and in accordance therewith files certain reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.
  The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning Unifi also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Unifi with the Commission pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Prospectus:

       (a) Unifi's Annual Report on Form 10-K for the year ended June 29, 1997;

       (b) Unifi's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997;

       (c)   Unifi's Current Report on Form 8-K filed on July 15,
               1997; and

       (d) The description of the Unifi Common Stock contained in its Registration Statement on Form
               8-A filed with the Commission on May 23, 1990.

    All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to
  Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereby of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will promptly provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to Willis C. Moore, III, Senior Vice President and Chief Financial Officer, Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410, telephone (910) 294-4410.



                            THE COMPANY

    Unifi is one of the largest and most diversified processors of yarn in the world, marketing products to over 1,000 customers worldwide. Unifi, together with its subsidiaries, is engaged in the business of texturing polyester and nylon filament fiber to produce polyester and nylon yarns, dyed yarns and spandex yarns covered with nylon and polyester. Unifi sells its polyester and nylon products to knitters and weavers that produce fabrics for the apparel, industrial, ladies' and men's hosiery, home furnishings, automobile upholstery and other end use markets.
  Unifi also has a 34% ownership in Parkdale America, LLC, which is one of the United States' largest processors of spun cotton yarn and cotton blend yarns.

    Texturing polyester and nylon filament fiber involves the processing of partially oriented yarn ("POY"), which is either raw polyester or nylon filament fiber purchased from chemical manufacturers, to give it greater bulk, strength, stretch, consistent dyeability and a softer feel, thereby making it suitable for use in knitting and weaving of fabrics. The texturing process involves the use of high speed machines to draw, heat and twist the POY to produce yarn having various physical characteristics, depending on its ultimate end use. The
  POY used by Unifi is produced from the polymerization, extrusion and spinning of a chemical base. The primary suppliers of POY to Unifi are E.I. DuPont de Nemours and Co., Nan Ya Plastics Corporation of America, Hoechst Celanese Corporation and Wellman Industries, with the majority of Unifi's POY being supplied by DuPont.

    Unifi maintains a total of 14 manufacturing and warehousing facilities and one central distribution center in North Carolina, one manufacturing and related warehousing facility in Staunton, Virginia, one central distribution center in Fort Payne, Alabama, and one manufacturing and related warehousing facility in Letterkenny, County of Donegal, Republic of Ireland. Unifi maintains sales offices in New York, New York, Coleshill,
  England, Lyon, France, and Oberkotzau, Germany, and has a representative office in Tokyo, Japan.

    Unifi also leases its corporate headquarters building at 7201
  West Friendly Avenue, Greensboro, North Carolina, telephone number (910) 294-4410.

                          USE OF PROCEEDS

    The net proceeds from the sale of the Common Stock to which this Prospectus relates will be received by the Selling
  Shareholders, and Unifi will not receive any such proceeds.

                       SELLING SHAREHOLDERS

    The Selling Shareholders, listed below, acquired the Shares in exchange for shares of SI Holding, which was acquired by Unifi in a merger transaction consummated on November 14, 1997. The offer and sale of the Shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Company has agreed to register the Shares for resale by the Selling Shareholders.

    The following table sets forth, as of the date hereof, the names of the Selling Shareholders, the shares of Common Stock owned by each of the Selling Shareholders prior to this offering, the shares of Common Stock to be offered from time to time by each of them, and the shares of Common Stock to be owned by each of the Selling Shareholders after completion of this offering. The information concerning the Selling Shareholders may change from time to time, and any such changed information will be set forth in supplements to this Prospectus if and when necessary. The Company is not aware of any agreements, arrangements or understandings with respect to the sale of any of the Shares.
  The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholders may offer the Shares for resale from time to time. Except as provided below, none of the Selling Shareholders has had a material relationship with Unifi within the past three years other than as a result of the acquisition and ownership of the Shares. See "Plan of Distribution."

  Selling                  Shares           Shares Being        Shares to be
 Shareholder               Owned(1)          Offered(2)      Owned After Sale
------------------        ---------        -------------    -----------------
  Lamar Beach(3)(10)       181,545            181,545               0
  Gladys C. Beach(3)(10)   181,545            181,545               0
  Beach Partners, LP(10)   265,782            265,782               0
  Jeffrey L. Beach(4)(10)   21,191             21,191               0
  Mary Beach(4)             21,191             21,191               0
  Jeffrey L. Beach U/A/D
    2/28/92, Hugh F. Beckwith,
    Jr., Trustee            24,485             24,485               0
  Melanie B. Abbott(5)(10)  21,191             21,191               0
  Charles Abbott(5)         21,191             21,191               0
  Melanie Beach Abbott U/A/D
    2/28/92, Hugh F. Beckwith,
    Jr., Trustee            24,485             24,485               0
  Hugh F. Beckwith, Jr.(6)  54,455             54,455               0
  Donaldson, Lufkin & Jenrette
    Securities Corporation, FBO
    Hugh F. Beckwith, Jr.    1,469              1,469               0
  Fred A. Williams(7)        4,897              4,897               0
  Donaldson, Lufkin & Jenrette
  Securities Corporation,
     FBO Fred A. Williams      979                979               0
  Craig Macnab(8)           11,049             11,049               0
  J.C. Bradford & Co. Retirement
     Accumulation Plan, A/C
     Craig Macnab            2,449              2,449               0
  MacNeil Advisors           2,449              2,449               0
  George R. Perkins, Jr.(9)938,644              1,763          936,881
  ________________________
  (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all of the Shares beneficially owned.
  (2) Assumes that each Selling Shareholder will sell all of the Shares, although there can be no assurance that any or all of such Shares will be sold.
  (3)  Includes 172,398 Shares owned directly by Lamar Beach and
         9,147 Shares owned directly by Gladys C. Beach, wife of Lamar Beach.
  (4) Includes 16,674 Shares owned directly by Jeffrey L. Beach and 4,517 Shares owned directly by Mary Beach, the wife of Jeffrey L. Beach.
  (5) Includes 16,674 Shares owned directly by Melanie B. Abbott and 4,517 Shares owned directly by Charles Abbott, the husband of Melanie B. Abbott.
  (6)  Includes 4,016 Shares owned directly by Hugh F.
         Beckwith, Jr., 1,469 Shares owned directly by Donaldson,
         Lufkin & Jenrette Securities Corporation, FBO Hugh F.
         Beckwith, Jr., 24,485 Shares owned by Jeffrey L. Beach
         U/A/D 2/28/92, Hugh F. Beckwith, Jr., Trustee (as to which
         Mr. Beckwith as Trustee has sole investment and voting power) and 24,485 Shares owned by Melanie Beach Abbott
         U/A/D 2/28/92, Hugh F. Beckwith, Jr., Trustee (as to which
         Mr. Beckwith as Trustee has sole investment and voting power).
  (7) Includes 3,918 Shares owned directly by Fred A. Williams and 979 Shares owned directly by Donaldson, Lufkin &
         Jenrette Securities Corporation, FBO Fred A. Williams.
  (8)  Includes 6,151 Shares owned directly by Craig Macnab, 2,449
         Shares owned directly by J.C. Bradford & Co. Retirement
         Accumulation Plan, A/C Craig Macnab and 2,449 Shares owned by MacNeil Advisors, as to which Mr. Macnab disclaims beneficial ownership.
  (9) Mr. Perkins resigned in 1996 as a director and Senior Vice-President of Unifi.
  (10) Beach Partners, L.P., a North Carolina limited partnership consists of Lamar Beach and the 1997 Beach Family Trust,
         Hugh F. Beckwith, Jr., Trustee, as the limited partners and Beach Management, LLC, a North Carolina limited liability company as the sole general partner. Lamar
         Beach, Jeffrey L.  Beach, Melanie B. Abbott and Gladys C.
         Beach are the members of Beach Management, LLC.




                     PLAN OF DISTRIBUTION

    Unifi understands that, as of the date hereof, the Selling Shareholders have not made any arrangement for the offering or sale of the Shares. Brokers, dealers or agents may participate in such transactions as agents and may, in such capacity, receive brokerage commissions, discounts or concessions in amounts to be negotiated at the time (which compensation may be in excess of customary commissions) from the Selling Shareholders or from purchasers of such securities. Brokers, dealers or agents may also purchase and resell shares of Common Stock of Unifi for their own account. The Selling Shareholders may indemnify any broker, dealers or agents that participate in such transactions against liabilities, including liabilities arising under the Securities Act. The Selling Shareholders and such brokers, dealers or agents may be considered "underwriters" as that term is defined by the Securities Act. Any commissions, discounts or profits received by such brokers, dealers or agents in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker, dealer or agent may act as a broker, dealer or agent on behalf of one or more of the Selling Shareholders in connection with the offering of certain of the Shares of Selling Shareholders.

    To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or unless an exemption from such registration or qualification is available and is complied with.

    Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market making activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder which may limit the timing of purchases and sales of such Shares. All of the foregoing may affect the marketability of such Shares.

    The Shares offered hereby may be offered and sold by the Selling Shareholders from time to time in transactions on the NYSE, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Such sales may be made pursuant to an underwritten offering or pursuant to one or more of the following methods (among others): (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker or dealer so engaged will attempt to sell the Shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus, as supplemented.

    At the time a particular offer of the Shares is made, to the extent required, a supplemental Prospectus will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

    The Selling Shareholders will act independently of Unifi in making decisions with respect to the timing, manner and size of each sale. Sales of the Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably.

    The Shares were originally issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. Unifi agreed to register the Shares under the Securities Act. Unifi further agreed to pay the expenses and fees incurred in connection with registration of the Shares under Federal law and the qualification of the Shares for sale under applicable state laws and to pay the attorneys' fees for the Selling Shareholders up to an aggregate of $7,500. The Selling Shareholders will pay any other fees and expenses which they may incur in connection with their sales of the Shares.

                          LEGAL OPINIONS

    The legality of the Shares has been passed upon for the Company by Davidoff & Malito LLP, 605 Third Avenue, 34th Floor,
  New York, New York 10158.

                              EXPERTS

       The consolidated financial statements of Unifi, Inc. incorporated by reference in Unifi, Inc.'s Annual Report (Form 10-K) for the year ended June 29, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



  No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale of Common Stock made hereunder shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the Company's affairs since the date hereof.



                         TABLE OF CONTENTS

                                       Page

  Available Information. . . . . . .     2
  Incorporation of Certain
    Documents by Reference . . . . .     2
  The Company. . . . . . . . . . . .     4
  Use of Proceeds. . . . . . . . . .     4
  Selling Shareholders . . . . . . .     4
  Plan of Distribution . . . . . . .     6
  Legal Opinions . . . . . . . . . .     8
  Experts. . . . . . . . . . . . . .     8





                            UNIFI, INC.


                          561,873 SHARES
                           COMMON STOCK



                            PROSPECTUS



                         ____________, 1997



           PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution

    The other expenses of issuance and distribution in connection with the offering are estimated as follows:

   Securities Act Registration Fee . . . . . . . .       $ 6,322.00
   NYSE Additional Listing of Shares Fee . . . . .         1,967.00
   Printing Expenses . . . . . . . . . . . . . . .         2,000.00
   Legal Fees and Expenses . . . . . . . . . . . .        20,000.00
   Accounting Fees and Expenses. . . . . . . . . .         7,000.00
   Transfer Agent Fees . . . . . . . . . . . . . .         1,000.00
   Miscellaneous . . . . . . . . . . . . . . . . .         1,711.00
                                                         ----------
                                                         $40,000.00

   The Registrant has agreed to bear all expenses (exclusive of fees and disbursements of counsel for holders of the Shares in excess of $7,500 and any underwriting or broker-dealer fees, discounts and commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders.

  Item 15.  Indemnification of Directors and Officers

   The Registrant's Restated Bylaws provide that the Registrant shall indemnify a director, officer or employee of the Registrant who is a party to or is threatened to be made a party to any proceeding or action against all expenses, liability and loss reasonably incurred in connection with such a proceeding, to the fullest extent authorized by the New York Business Corporation Law, except that the Registrant may not indemnify a director, officer or employee for expenses in connection with a proceeding that such director, officer or employee initiated unless the Registrant authorized the proceeding. Section 721 of the New York Business Corporation Law prohibits indemnification of directors and officers if (i) in a judgment against the director or officer or in another final adjudication adverse to him it is determined that such director or officer either acted in bad faith or acted with deliberate dishonesty, and his actions were material to the adjudication, or (ii) the director or officer personally gained a financial profit or other advantage to which he was not entitled.

   The foregoing is only a general summary of certain aspects of New York law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed, specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made. Section 721 of the New York Business Corporation Law is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

   As authorized by the Restated Bylaws and by statute, the Registrant has purchased liability insurance policies providing an aggregate of $20,000,000 coverage for all directors and officers of the Registrant and providing for reimbursement to the Registrant for payments made on behalf of directors and officers pursuant to the indemnification provisions.

   Pursuant to the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not liable to the Company or its shareholders for monetary damages for breach of duty as a director, except to the extent that such exemption from liability is not permitted under the New York Business Corporation Law. The New York Business Corporation Law generally provides that a director is not so liable for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Registrant, in the performance of the director's duty of care. Other remedies, such as injunctive relief against, and rescission of actions taken by, the directors are still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution or the making of loans.

  Item 16.  Exhibits

   The following exhibits are filed with or incorporated by reference in this Registration Statement:


  Exhibit No.                  Description of Exhibit

    3(I) Restated Certificate of Incorporation of Unifi, Inc., dated July 21, 1994 (incorporated by reference to Exhibit 3a of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1994)

    3(II) Restated Bylaws of Unifi, Inc. (incorporated by reference to Exhibit 3b of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1997)

    4.1 Specimen certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-1, File No. 2-45405)

    5.1 Opinion of Davidoff & Malito LLP to legality of securities being registered.

    23.1              Consent of Davidoff & Malito LLP (included in
                      Exhibit 5.1)

    23.2              Consent of Ernst & Young LLP, independent auditors

    24.1              Power of Attorney (contained on signature page hereto)

    99.1 Provisions of the New York Business Corporation Law relating to indemnification of directors and officers


  Item 17.  Undertakings

  (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                 (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on November 19, 1997.

                              UNIFI, INC.


                          By: /s/ WILLIS C. MOORE, III
                             Willis C. Moore, III
                             Senior Vice President and Chief Financial Officer



                         POWER OF ATTORNEY

   Each of the several undersigned Officers and Directors of Unifi, Inc.
(the "Company") whose signature appears below hereby makes, constitutes and appoints Willis C. Moore, III and C. Clifford Frazier, Jr., and each of them acting individually, his true and lawful attorney-in-fact, with full power to act without the other and with full power of substitution and resubstitution, to execute, deliver and file with the Securities and Exchange Commission in his name and on his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) this Registration Statement on Form S-3 with respect to the registration under the Securities Act of 1933, as amended, of 561,873 shares of the Company's Common Stock for sale by certain selling shareholders, as specified therein, and any amendments thereto and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments to the foregoing, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such state or other securities laws, regulations and requirements as may be applicable; and each of said Officers and Directors hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney-in-fact may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid; and each of said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys-in-fact or attorney-in-fact might lawfully do or cause to be done by virtue of this power of attorney.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature               Title                        Date


  /s/ G. ALLEN MEBANE, IV      Chairman of the
      G. Allen Mebane, IV      Board                     November 19, 1997

  /s/ WILLIAM T. KRETZER       President,
      William T. Kretzer       Chief Executive Officer
                               and Director (principal
                               executive officer)        November 19, 1997

   /s/ WILLIS C. MOORE, III   Senior Vice President and
       Willis C. Moore, III   Chief Financial Officer
                              (principal financial officer
                               and principal accounting
                               officer)                  November 19, 1997

   /s/ R. WILEY BOURNE, JR.    Director
      R. Wiley Bourne, Jr.                              November 19, 1997

    -----------------------    Director
       Charles R. Carter                                 November   , 1997


    -----------------------    Director                  November   , 1997
       J. B. Davis


  /s/ JERRY W. ELLER           Executive Vice
      Jerry W. Eller           President and
                               Director                  November 19, 1997

  /S/ KENNETH G. LANGONE       Director
      Kenneth G. Langone                                 November 19, 1997


  /s/ DONALD F. ORR            Director                  November 19, 1997
      Donald F. Orr


  /s/ ROBERT A. WARD           Director                  November 19, 1997
      Robert A. Ward


  /s/ G. ALFRED WEBSTER        Executive Vice
      G. Alfred Webster        President and
                               Director                  November 19, 1997







                             INDEX TO EXHIBITS

     Exhibit No.
   (per Table I in
Item 601 of Reg. S-K)         Description of Exhibit

       3(I) Restated Certificate of Incorporation of Unifi, Inc., dated July 21, 1994 (incorporated by reference to Exhibit 3a of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1994)

      3(II) Restated Bylaws of Unifi, Inc. (incorporated by reference to Exhibit 3b of the Registrant's Annual report on Form 10-K for the fiscal year ended June 29, 1997)

      4.1 Specimen certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-1, File No. 2-45405)

      5.1 Opinion of Davidoff & Malito LLP to legality of securities being registered

     23.1            Consent of Davidoff & Malito LLP (included in
                     Exhibit 5.1)

     23.2            Consent of Ernst & Young LLP, independent auditors

     24.1            Power of Attorney (contained on signature page hereto)

     99.1 Provisions of the New York Business Corporation Law relating to indemnification of directors and officers